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                                                                      Exhibit 23





             Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-82714) pertaining to the Non-Qualified Stock Options Under Agreements With John Haines, Stephen Xenakis, and Vincent Colwell, the Registration Statement Form S-3 /A (No. 333-73942), the Registration Statement Form S-8 (No. 333-37184) pertaining to the 1999 Employee Stock Purchase Plan, the Registration Statement Form S-8 (No. 333-55070) pertaining to the 1999 Incentive Stock Option Plan, as Amended, the Amended and Restated Directors and Executive Officers' Stock Option Plan, the Retirement Savings Plan and Trust, the 1996 Employee Stock Option Plan, and the 1996 Stock Option Plan for Officers and Directors, the Registration Form S-3 (No. 333-30258), the Registration Form S-3 (No. 333-76491) and in the related Prospectus of our report dated March 1, 2002, with respect to the consolidated financial statements and schedules of CyberCare, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

West Palm Beach, Florida
April 12, 2002